EXHIBIT 10.22

Specific Terms in this Exhibit have been redacted because confidential treatment for those terms has been requested. The redacted material has been separately filed with the Securities and Exchange Commission, and the terms have been marked at the appropriate place with three asterisks [***].

FIFTH AMENDMENT TO GAS GATHERING AND TREATING AGREEMENT

THIS FIFTH AMENDMENT TO GAS GATHERING AND TREATING AGREEMENT (this “Fifth Amendment”) is made by and between SWEPI LP (“Shipper”) and CENTERPOINT ENERGY FIELD SERVICES, LLC, successor by conversion to CenterPoint Energy Field Services, Inc. (“Gatherer”) effective this 1st day of September, 2011 (the “Effective Date”).

Background

Gatherer and Shipper are Parties to that certain Gas Gathering and Treating Agreement dated April 29, 2010, as amended (the “GGA”), and that certain separate Gas Gathering and Treating Agreement dated September 1, 2009, as amended (the “Magnolia GGA”); and

The Parties now desire to further amend the GGA as set forth herein. Capitalized terms used herein, if not defined herein, will have the meaning given to such terms in the GGA.

NOW, THEREFORE, for adequate consideration received and acknowledged, the Parties hereto agree as follows:

1.	Revisions to the Interconnection Credit.

a.	The Parties hereby acknowledge that Section 5.7(c) of the GGA provides, if Gatherer has not spent at least $4,500,000.00 in constructing the Haynesville Extension Interconnection, then the difference between $4,500,000.00 and the cost to Gatherer of constructing the Haynesville Extension Interconnection (the “Interconnection Credit”) will be available for the construction of additional Interconnections as designated by Shipper and Shipper Partner, collectively, in writing to Gatherer. By a separate amendment, the Parties have mutually agreed to remove Gatherer’s obligation to construct the Haynesville Extension Interconnection, thus maintaining an Interconnection Credit of $4,500,000.00 potentially available for construction of additional interconnections designated collectively by Shipper and Shipper Partner.

2.	The 2010 Interconnections.

a.	Pursuant to Section 7 of the GGA, Gatherer has installed the following interconnections at the corresponding costs (the “Gross 2010 Interconnections Costs”) at the request of Shipper and Shipper Partner:

2010 Interconnections	Construction Costs
Interconnection with Regency - EOR	$2,655,000
Interconnection with Tiger - EOR	$1,353,000
Interconnection with Tiger - WOR	$2,682,000
Interconnection with Enterprise - Clear Lake	$500,000

Gross 2010 Interconnections Costs	$7,190,000

b.	The Parties acknowledge that Section 5.7(c) of the GGA refers to the “Robeline interconnect into Gulf South Pipeline.” The Parties also referred to such facility in the GGA as the “Gulf South Legacy Tap.” The Parties now agree that all references to such facility in the GGA will be deemed to state the “Robeline Interconnect.” The Parties previously agreed that Gatherer suspend installation of the Robeline Interconnect. The Parties have now subsequently agreed that Gatherer will not install the Robeline Interconnect. The Parties hereby amend Section 5.7(c) and item #3 of the “To Be Constructed” section of Exhibit Ito state in its entirety “left intentionally blank.” The Parties also hereby delete “Gulf South Legacy Tap” from the Initial Build Schedule on Exhibit D of the GGA. As a result of the deletion of the Robeline Interconnect from the Olympia Gathering System Initial Build, Shipper and Shipper Partner will receive a combined credit of the estimated Robeline Interconnect construction costs in the amount of [***] against the Gross 2010 Interconnections Costs (as stated in the table above). Accordingly, applying said credit to the Gross 2010 Interconnections Costs yields a “Net 2010 Interconnection Costs” of [***]. Gatherer will also apply the [***] Interconnection Credit available to Shipper and Shipper Partner to the [***] Net 2010 Interconnection Costs.

c.	There will not be an additional Gathering Fee for the construction and operation of the 2010 Interconnections; provided, no later than December 31, 2011, Shipper pays Gatherer the amount of [***] which represents Shipper’s one-half (with Shipper Partner bearing the other one-half) of the difference after applying the [***] Interconnection Credit to the [***] Net 2010 Interconnection Costs as provided herein.

d.	The Parties hereby waive the procedural requirements of Section 7.2 of the GGA as it relates to the 2010 Interconnections. Simultaneously with entering into this Amendment, the Parties are executing that certain Additional Interconnection Election, a copy of which is attached hereto and made a part hereof, documenting Shipper’s request for Gatherer to construct and maintain the 2010 Interconnections.

3.	Except as expressly amended hereby, the GGA remains in effect as originally written.

IN WITNESS WHEREOF, this Fifth Amendment is executed as of the 15th day of December, 2011.

SWEPI LP		CENTERPOINT ENERGY FIELD SERVICES, LLC

By:	/s/ Robert Cowan	By:	/s/ William H. May, Jr
Name:	Robert Cowan		William H. May, Jr.
Title:	Attorney-In-Fact		Senior Vice President and
Chief Commercial Officer

ADDITIONAL SERVICES ELECTION

(2010 Interconnections)

THIS ADDITIONAL SERVICES ELECTION (this “Election”) is made this 1st day of September, 2011 (the “Effective Date”) by and between SWEPI LP (“Shipper”), and CENTERPOINT ENERGY FIELD SERVICES, LLC, successor by conversion to Centerpoint Energy Field Services, Inc. (“Gatherer”). Shipper and Gatherer may be referred to individually as a “Party,” or collectively as the “Parties.”

1.	Gatherer and Shipper are Parties to that certain Gas Gathering and Treating Agreement dated April 29, 2010, as amended (the “GGA”).

2.	Shipper elects pursuant to Section 7.2 of the GGA to have Gatherer install and operate the following interconnections (the “2010 Interconnections”):

Interconnection with Regency - EOR;

Interconnection with Tiger - EOR;

Interconnection with Tiger - WOR; and

Interconnection with Enterprise - Clear Lake.

3.	There will not be an additional Gathering Fee for the construction and operation of the 2010 Interconnections; provided, Shipper pays Gatherer the amount of $745,000 on or before December 31, 2011.

IN WITNESS WHEREOF, the Parties have executed this Election on the date first set forth above.

SHIPPER: SWEPI LP		GATHERER: CENTERPOINT ENERGY FIELD SERVICES, LLC

By:	/s/ Robert Cowan	By:	/s/ William H. May, Jr
Name:	Robert Cowan		William H. May, Jr.
Title:	Attorney-In-Fact		Senior Vice President and
Chief Commercial Officer

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